Exhibit 99.1
Signatures

KKR 1996 Overseas, Limited	June 6, 2011

/s/ Richard J. Kreider Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

KKR Partners (International), Limited Partnership	June 6, 2011

By: KKR 1996 Overseas, Limited
Its: General Partner

/s/ Richard J. Kreider Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

KKR Millennium GP LLC	June 6, 2011

/s/ Richard J. Kreider Name: Richard J. Kreider
Title: Attorney-in-fact for Henry R. Kravis, Manager

/s/ Richard J. Kreider Name: Richard J. Kreider
Title: Attorney-in-fact George R. Roberts, Manager

Avago Investment G.P., Limited	June 6, 2011

By: KKR Millennium GP LLC
Its: Member

/s/ Richard J. Kreider Name: Richard J. Kreider
Title: Attorney-in-fact for Henry R. Kravis, Manager

/s/ Richard J. Kreider Name: Richard J. Kreider
Title: Attorney-in-fact George R. Roberts, Manager

Avago Investment Partners, Limited Partnership	June 6, 2011

By: Avago Investment G.P., Limited,
Its: General Partner

By: KKR Millennium GP LLC
Its: Member

/s/ Richard J. Kreider Name: Richard J. Kreider
Title: Attorney-in-fact for Henry R. Kravis, Manager

/s/ Richard J. Kreider Name: Richard J. Kreider
Title: Attorney-in-fact George R. Roberts, Manager

/s/ Richard J. Kreider Name: Richard J. Kreider	June 6, 2011
Title: Attorney-in-fact for Brian F. Carroll

/s/ Richard J. Kreider Name: Richard J. Kreider	June 6, 2011
Title: Attorney-in-fact for Scott C. Nuttall

/s/ Richard J. Kreider Name: Richard J. Kreider	June 6, 2011
Title: Attorney-in-fact for William J. Janetschek